Exhibit 99.1

McEWEN MINING: STOCK WEST IS GROWING

Significant drilling results reported:

7.7 g/t Au over 25 m (hole #106)

6.3 g/t Au over 19 m (hole #113)

4.2 g/t Au over 14.5 m (hole #112A)

19.1 g/t Au over 3 m (hole #117)

TORONTO, December 11, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report additional drill results from the new Stock West zone of gold mineralization (see Table 1) on its Stock Property, part of the Black Fox Complex, near Timmins, Canada (see Figure 1). See our October 28, 2019 news release for initial drilling results.

“The Stock West zone was drilled for the first time in September 2019. Our initial drill hole returned 5.6 g/t Au over 30 m, including 9.1 g/t Au over 13 m. Ongoing drilling with five rigs continues to deliver strong results and the mineralization is open,” commented Sylvain Guerard, SVP Exploration.

Table 1 – Selected New Drill Results from Stock West

HOLE-ID	From (m)	To (m)	Core Length* (m)	Estimated True Width (m)	Gold Grade (g/t)
S19-106	536.00	561.00	25.0	15.8	7.7
Including	539.00	555.20	16.2	10.3	11.2
& Including	544.00	551.00	7.0	4.4	16.1
S19-108	507.50	515.50	8.0	5.5	4.7
Including	509.60	510.50	0.9	0.6	17.1
S19-112A	322.50	337.00	14.5	11.2	4.2
Including	331.80	335.20	3.4	2.6	12.2
S19-113	482.00	501.00	19.0	14.7	6.3
And	511.50	517.70	6.2	4.8	4.0
S19-114	523.05	528.55	5.5	3.6	7.8
S19-117	505.00	508.00	3.0	2.1	19.1

The Stock West mineralized zone is located along the Destor-Porcupine Fault Zone (DPFZ), immediately west and along strike of the historical Stock Mine, approximately 820 ft (250 m) from existing underground development (see Figure 2).

A total of 26 drill holes have been completed at the Stock West zone, and assays have been received for 22 holes. The gold host rock is a coarse-grained carbonated and silicified ultramafic, with visible gold noted in both quartz veinlets and within the unit itself. Gold mineralization has been intersected over a strike length of 820 ft (250 m) and vertically over 500 ft (150 m). The true thickness of mineralization varies from 16 to 82 ft (5 to 25 m). Drilling is ongoing to test if the mineralization extends in all directions (see Figures 3 & 4).

McEwen Mining Inc.

Strong Gold Intersections Over a 3 km Strike Length Along the Stock Mine Trend

The 2019 drilling program at Stock has been successful in returning multiple intersections of high-grade gold mineralization along a 2-mile (3-kilometer) long segment of the DPFZ. In addition to the results reported today at Stock West, other recently reported high-grade drill results from the Stock Property include the following:

•	Stock Deep: 18.0 g/t Au over 9.1 m, including 120 g/t Au over 1.3 m (September 4, 2019 news release); and

•	Stock East: 34.7 g/t Au over 5.9 m, including 74.1 g/t Au over 2.7 m; and 83.5 g/t Au over 5.6 m, including 417 g/t Au over 1.1 m (September 30, 2019 news release).

Property and Geological Information

The Stock Property is metal stream-free and the site of McEwen Mining’s Stock Mill, which currently processes ore from the Black Fox Mine. The mill has a capacity of approximately 2,000 tonnes per day. The Stock Mine was in production intermittently from the early 1980’s until 2004, and was developed to a depth of 1,000 ft (300 m). The Stock West zone is located less than 2/3 mile (1 km) from the mill and Highway 101.

Gold mineralization at the Stock Property occurs along the prolific regional DPFZ, which crosses the property from west to east for 5 miles (8 km). The Nighthawk Fault is a significant NE-SW trending fault that intersects the DPFZ near the Stock Mine, making the area a prime structural setting for gold mineralization. In addition to these major structures, the property also exhibits other characteristics of strongly mineralized systems in the prolific Abitibi Greenstone Belt: intense alteration, multi-style and multi-phase mineralization, and significant gold mineralization hosted in various rock types.

Click Here to View Figures 1 to 4:

http://mcewenmining.com/files/doc_news/archive/2019121__bf/stock_west_dec2019_figures_1-4.pdf

Complete assay results from the latest drilling on the Stock West area:

http://mcewenmining.com/files/doc_news/archive/2019121__bf/dec2019_stock_west_composites_cog_1_3.xlsx

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen has approximately 400.3 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 20% of the shares.

TECHNICAL INFORMATION

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is a "qualified person" within the meaning of NI 43-101.

Black Fox Complex drilling (including the Stock Property) was conducted by Major Drilling and Norex Drilling and supervised by McEwen’s Geology Department. All exploration drill core samples at the Stock Property were submitted as 1/2 core. Analyses reported herein were usually performed by the fire assay method by the independent laboratories:  ALS Laboratories (ISO 9001/IEC17025 certified) and AGAT Labs (ISO 9001/IEC17025 certified).  Screen metallic fire assay technique is used to determine coarse and fine gold in samples and utilises a larger volume of the sample.  The plus fraction is fire assayed for gold and a duplicate assay is performed on the minus fraction. Size fraction weights, coarse and fine fraction gold content and total gold content are reported.  McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria were established.

McEwen Mining Inc.

Stock West: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 1 g/t gold. A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites. Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 3, it may be reported.

There is no top cutting or capping of assays.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

McEwen Mining Inc.